Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan of OneSpaWorld Holdings Limited of our report dated March 25, 2019, with respect to the combined financial statements of OSW Predecessor included in OneSpaWorld Holdings Limited’s Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida

June 7, 2019